UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

AE BIOFUELS, INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into Material Definitive Agreements.

On December 1, 2009, AE Biofuels, Inc. (“AE” or “AE Biofuels”) and its two wholly owned subsidiaries, AE Advanced Fuels, Inc. and AE Advanced Fuels Keyes, Inc. (the “Project Company”) entered into a Project Agreement and Lease Agreement with Cilion, Inc. (“Cilion” or “Owner”). Cilion is the owner of an ethanol plant located in Keyes, California with an annual nameplate capacity of 55 million gallons per year (the “Plant”).

Under the terms of the Project Agreement, the Project Company must raise $1,600,000 (the “AE Funds”) for the operating expenses and capital expenditures required to complete the repair and restart of the Plant.  AE or one of its affiliates expects to raise and contribute the AE Funds to the Project Company and Praj Industries, the principal engineering and construction firm and technology provider to the Plant, has agreed to contribute $1,000,000 (the “Praj Funds”) to the Project Company.  Once the Project Company receives the AE Funds and at least $500,000 of the Praj Funds, Cilion will deliver possession of the Plant to the Project Company and the Project Company will (i) repair the Plant in accordance with a plant repair plan which has been approved by the Project Company and Cilion, (ii) manage all aspects of the repair of the Plant, (iii) hire the Plant’s current Plant Manager and Plant Engineer, (iv) maintain at its own expense all utilities and services required for the performance of the repair and retrofit and the operation of the Plant, and (v) prepare and submit all regulatory filings and obtain all permits required for the repair activities. Cilion may terminate the Project Agreement and the Lease if the Project Company has not contributed the AE Funds by January 31, 2010.

Under the terms of the Lease Agreement the Project Company will lease the Plant for a term of up to thirty-six (36) months at a monthly rental amount of $250,000 (the “Lease”).  The Lease term and rental payments begin upon substantial completion of the repair and retrofit activities, which are determined by mutual consent of the parties. In addition, Cilion has the one-time option to terminate the Lease at the end of the twenty-fourth month after the beginning of the Lease term, upon three (3) months prior written notice (“Early Termination Option”).  If Cilion terminates the Lease pursuant to this Early Termination Option, they will reimburse the Project Company for (i) one hundred percent (100%) of the approved, documented costs actually incurred by the Project Company for capital expenditures and repair and retrofit activities as defined in the Project Agreement, plus (ii) actual startup losses (as defined in the Project Agreement) incurred by the Project Company, if any, not to exceed two million dollars ($2,000,000), plus (iii) an amount equal to eight percent (8%) of the total amounts set forth in (i) and (ii) above multiplied by the actual number of years (or partial years) elapsed under the Lease term.

AE Biofuels or one of its wholly owned subsidiaries plans to deploy its patent pending enzyme technology to produce cellulosic ethanol at the Plant during the term of the lease and AE will provide a royalty free, site specific license for the technology during the term of the lease. Any modifications to the Plant are subject to the approval of Cilion.

The Project Agreement and the Lease contain customary representations and warranties and covenants applicable to the Project Company and AE, including, among other things, obligations on the party of the Project Company to pay all costs and expenses associated with leasing and operating the Plant during the term of the Lease including, without limitation, all real estate taxes, special and general assessments, insurance premiums, and maintenance and repair costs and expenses. The Project Company is also be required to maintain hazard, general liability, workers compensation and business interruption insurance during the term of the Lease. The Lease also includes customary events of default, including cross-defaults with respect to the Project Agreement.

Pursuant to the Project Agreement, in the event Cilion determines to (i) sell all or any portion of its interest in the Plant or (ii) consummate a change in control of Cilion (as defined in the Project Agreement), Cilion has granted AE and its wholly-owned subsidiaries a right of first refusal to acquire the Plant on the same terms and conditions as those offered by a third party.  If AE does not exercise its right of first refusal and the Lease is terminated as a result of such sale or change in control, Cilion will reimburse the Project Company for costs and expenses in the same manner as if Cilion terminated the Lease pursuant to their Early Termination Option.

In addition, the holders of Cilion stock have the right on or before June 30, 2011 to exchange not less than 50.1% of the outstanding shares of Cilion into a number of shares of common stock of AE equal to a fraction, the numerator of which is the number of shares the Cilion shareholders seek to exchange for shares of AE Common Stock and the denominator of which is the total number of shares of Cilion held by all Cilion shareholders, multiplied by 35 million.  This conversion option is subject to the execution of a Stock Exchange Agreement on terms and conditions acceptable to AE. At September 30, 2009, AE had approximately 86.2 million shares of outstanding common stock, 3.3 million shares of outstanding preferred stock, and options and warrants outstanding exercisable for an additional 5.6 million shares of common stock. If AE acquired 100% of the outstanding shares of Cilion, Inc. on December 1, 2009, AE would have issued 35 million shares of common stock.

The foregoing summary of certain terms of the Project Agreement and the Lease do not purport to be complete, and are qualified in their entirety by the terms and conditions of the Project Agreement and the Lease, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*

Project Agreement entered into 1st day of December 2009, by and among Cilion, Inc., a Delaware corporation, AE Biofuels, Inc., a Nevada corporation, AE Advanced Fuels, Inc., a Delaware corporation and AE Advanced Fuels Keyes, Inc., a Delaware corporation.

10.2

Lease Agreement for Keyes, California Ethanol Production Facility entered into 1st day of December, 2009, by and between Cilion, Inc., a Delaware corporation, AE Advanced Fuels Keyes, Inc., a Delaware corporation and AE Advanced Fuels, Inc., a Delaware corporation, each of which are wholly-owned subsidiaries of AE Biofuels, Inc., a Nevada corporation.

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*

Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.

Date: December 2, 2009	By:	/s/ Scott A. Janssen
Scott A. Janssen Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*

Project Agreement entered into 1st day of December 2009, by and among Cilion, Inc., a Delaware corporation, AE Biofuels, Inc., a Nevada corporation, AE Advanced Fuels, Inc., a Delaware corporation and AE Advanced Fuels Keyes, Inc., a Delaware corporation.

10.2

Lease Agreement for Keyes, California Ethanol Production Facility entered into 1st day of December, 2009, by and between Cilion, Inc., a Delaware corporation, AE Advanced Fuels Keyes, Inc., a Delaware corporation and AE Advanced Fuels, Inc., a Delaware corporation, each of which are wholly-owned subsidiaries of AE Biofuels, Inc., a Nevada corporation.